EXHIBIT 3.2
                         DENTSPLY International Inc.



                                   BY LAWS



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                                BY-LAWS INDEX


ARTICLE I.  STOCKHOLDERS' MEETINGS
        SECTION 1.  Annual Meetings                             1
        SECTION 2.  Special Meetings                            1
        SECTION 3.  Place of Meeting                            1
        SECTION 4.  Notice of Meeting                           1
        SECTION 5.  Fixing of Record Date                       1
        SECTION 6.  Quorum                                      2
        SECTION 7.  Proxies                                     2
        SECTION 8.  Voting of Shares                            2
        SECTION 9.  List of Stockholders                        3
        SECTION 10.  Waiver of Notice by Stockholders           3
        SECTION 11.  Advance Notice of Stockholder-Proposed     3
                   Business at Annual Meetings
        SECTION 12.  Procedure for Nomination of Directors      3

ARTICLE II.  BOARD OF DIRECTORS                                 4
        SECTION 1. General Powers                               4
        SECTION 2.  Number of Directors, Tenure and             4
        Qualifications
        SECTION 3.  Regular Meetings                            5
        SECTION 4.  Special Meetings                            5
        SECTION 5.  Notice                                      5
        SECTION 6.  Quorum                                      6
        SECTION 7.  Manner of Acting                            6
        SECTION 8.  Vacancies                                   6
        SECTION 9.  Compensation                                6
        SECTION 10.  Presumption of Assent                      6
        SECTION 11.  Committees                                 6
        SECTION 12.  Removal of Directors                       7
        SECTION 13.  Informal Action                            7
        SECTION 14.  Conferences                                7


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ARTICLE III.  OFFICERS                                          7
        SECTION 1.  Number                                      7
        SECTION 2.  Election and Term of Office                 7
        SECTION 3.  Removal                                     7
        SECTION 4.  Chairman of the Board                       8
        SECTION 5.  Vice Chairman of the Board                  8
        SECTION 6.  Chief Executive Officer                     8
        SECTION 7.  President                                   8
        SECTION 8.  Senior Vice President and Vice              8
        Presidents
        SECTION 9.  Secretary and Assistant Secretaries         8
        SECTION 10.  Treasurer and Assistant Treasurer          9
        SECTION 11.  Salaries                                   9
        SECTION 12.  Representation in Other Companies          9

ARTICLE IV.  CERTIFICATES FOR SHARES AND THEIR TRANSFER         9
        SECTION 1.  Certificates for Shares                     9
        SECTION 2. Transfer of Shares                           9

ARTICLE V.  INDEMNIFICATION OF DIRECTORS, OFFICERS,             10
                         EMPLOYEES AND AGENTS
        SECTION 1.  Indemnification Generally                   10
        SECTION 2.  Indemnification in Actions By or In the     10
                   Right Of the Corporation
        SECTION 3.  Success on the Merits; Indemnification      11
                   Against Expenses
        SECTION 4.  Determination that Indemnification is       11
                   Proper
        SECTION 5.  Insurance; Indemnification Agreements       11
        SECTION 6.  Advancement of Expenses                     11
        SECTION 7.  Rights Not Exclusive                        11
        SECTION 8.  Severability                                12
        SECTION 9.  Modification                                12



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                                   BY-LAWS

                                      OF

                         DENTSPLY INTERNATIONAL INC.

                        (Formerly GENDEX Corporation)


                      ARTICLE I. STOCKHOLDERS' MEETINGS

      SECTION 1. Annual Meetings. The Board of Directors shall, within seventy-five (75) days following the close of the corporation's fiscal year, establish a date, time and place for the annual meeting of the stockholders, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

      SECTION 2. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the President pursuant to a resolution adopted by the Board of Directors.

      SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting, or for any special meeting called pursuant to Article I, Section 2, above. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting shall be otherwise called, the place of meeting shall be the principal office of the corporation.

      SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the discretion of the Chief Executive Officer, the President or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.


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      SECTION 5.  Fixing of Record Date.

           (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) nor less than ten
      (10) days prior to the date of any proposed meeting of stockholders. In no event shall the stock transfer books be closed. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof.

           (b) For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful purpose, the Board of Directors of the corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. In no event shall the stock transfer books be closed.

      SECTION 6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Provided that a meeting has been duly convened in accordance herewith, a majority of the shares represented at the meeting at the time of adjournment, even if such shares constitute at such time less than a majority of the outstanding shares entitled to vote, may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Any meeting (a) at which all of the outstanding shares are present in person or represented by proxy and at which none of such shares attend for the purpose of objecting, at the beginning of the meeting, to the transaction of any business thereat because the meeting was not lawfully called or convened, or (b) at which all of the outstanding stock has waived notice, or (c) for which notice shall have been duly given as provided herein, shall be deemed a properly constituted meeting of the stockholders.

      SECTION 7. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid only at the meeting for which it has been given or any adjournment thereof.


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      SECTION 8.  Voting of Shares.  At each  meeting of  stockholders,  every stockholder entitled to vote thereat shall be entitled to vote in person or by a duly authorized proxy, which proxy may be appointed by an instrument in writing executed by such stockholder or his duly authorized attorney or through electronic means, if applicable, such as the internet. Subject to
the   provisions  of  applicable   law  and  the  Company's   Certificate   of
Incorporation, each holder of common stock shall be entitled to one (1) vote for each share of stock standing registered in his name at the close of business on the day fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and vote at such meeting. Shares standing in the name of another corporation may be voted by any officer of such corporation or any proxy appointed by any officer of such corporation in the absence of express notice of such corporation given in writing to the Secretary of this corporation in connection with the particular meeting, that such officer has no authority to vote such shares.

      SECTION 9. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

      SECTION 10. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.


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      SECTION 11. Advance Notice of  Stockholder-Proposed  Business at Annual
Meetings.  At an annual meeting of  stockholders,  only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days prior to the date that the materials regarding the prior years annual meeting were mailed to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

      Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11.

      The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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      SECTION  12.  Procedure  for  Nomination  of  Directors.   Only  persons
nominated in accordance with the following procedures shall be eligible for election as directors, except as may otherwise be provided by the terms of the corporation's Certificate of Incorporation with respect to the rights of holders of any class or series of preferred stock to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the corporation entitled to vote for election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board shall be made pursuant
to  timely   notice  in  proper   written   form  to  the   Secretary  of  the
corporation. To be timely, a stockholder's request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the Secretary of the corporation not less than sixty (60) days prior to the date fixed for the meeting. To be in proper written form, such stockholder's notice shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address for such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and
(ii) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No persons shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein and in the corporation's Certificate of Incorporation. The chairman of any meeting shall, if the facts so warrant, determine that a nomination was not made in accordance
with  the   procedures   prescribed  by  the   corporation's   Certificate  of
Incorporation and By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination(s) shall be disregarded.


                        ARTICLE II. BOARD OF DIRECTORS

      SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may adopt, amend or repeal by-laws adopted by the Board or by the stockholders.


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      SECTION 2. Number of Directors,  Tenure and  Qualifications.  The number of members of the Board of Directors shall be not less than three (3) nor more than thirteen (13), as determined from time to time by the Board of Directors. The directors need not be stockholders of the corporation. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire
Board  of   Directors.   Effective   immediately   upon  the   filing  of  the
Certificate of Incorporation of the corporation dated June 11, 1993, Class I directors shall be elected for a term ending upon the next succeeding annual meeting of stockholders, Class II directors for a term ending upon the second succeeding annual meeting of stockholders and Class III directors for a term ending upon the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning with the annual
meeting   immediately   succeeding   the   filing   of  the   Certificate   of
Incorporation, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at the annual meeting of stockholders, it shall be held at any adjournment thereof or a special meeting.

      SECTION  3.  Regular   Meetings.   Regular  meetings  of  the  Board  of
Directors shall be held without any other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders, and each adjourned session thereof. The Board of Directors may designate the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such designation.

      SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by members of the Board of Directors constituting no less than three-fourths (3/4) of the total number of directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.


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      SECTION  5.  Notice.  Notice of any  special  meeting  shall be given at least five (5) days previously thereto by written notice delivered or mailed to each director at his last known address, or at least forty-eight (48) hours previously thereto by personal delivery or by facsimile to a telephone number provided to the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when transmitted with receipt confirmed. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 6. Quorum. Two-Thirds (2/3) of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      SECTION 7. Manner of Acting. The act of the majority of the directors then in office shall be the act of the Board of Directors, Unless the act of a greater number is required by these By-laws or by law.

      SECTION 8. Vacancies. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. The resignation of a director shall be effective upon receipt by the corporation, unless some subsequent time is fixed in the resignation, and then from that time. Acceptance of such resignation by the corporation shall not be required.

      SECTION 9. Compensation. The Board of Directors, by affirmative vote of a majority of the directors, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

      SECTION 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.


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      SECTION  11.  Committees.  The  Board of  Directors  by  resolution  may designate one (1) or more committees, each committee to consist of one (1) or more directors elected by the Board of Directors, which to the extent
provided  in  such  resolution,   as  initially  adopted,  and  as  thereafter
supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action with respect to amendment of the Certificate of Incorporation or By-Laws, adoption of an agreement of merger or consolidation (other than the adoption of a Certificate of Ownership and Merger in accordance with Section 253 of the General Corporation Law of the
State  of   Delaware,   as  such  law  may  be   amended   or   supplemented),
recommendation to the stockholders of the sale, lease or exchange of all or substantially all of the Corporation's property or assets, recommendation to the stockholders of the dissolution or the revocation of a dissolution of the Corporation, election of officers or the filling of vacancies on the Board of Directors or on committees created pursuant to this Section or declaration of dividends. The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent or disqualified member or members at any meeting of such committee, upon request by the Chairman of the Board, the Chief Executive Officer or the President or upon request by the chairman of such meeting. Each such committee may fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

      SECTION 12. Removal of Directors. Exclusive of directors, if any, elected by the holders of one (1) or more classes of preferred stock, no director of the corporation may be removed from office, except for cause and by the affirmative vote of two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote at a meeting of the stockholders duly called for such purpose. As used in this Article II, the meaning of "cause" shall be limited to malfeasance arising from the performance of a director's duty which has a materially adverse effect on the business of the corporation.

      SECTION 13. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken at any meeting of the Board of Directors or any committee thereof if prior to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or the committee.

      SECTION 14. Conferences. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section14 shall constitute presence in person at such meeting.



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                            ARTICLE III. OFFICERS

      SECTION 1. Number. The officers of the corporation shall consist of a Chairman of the Board and a Chief Executive Officer. The Board of Directors may appoint as officers a Vice Chairman of the Board, President, such number of Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and such other officers as are created by the Board from time to time. The same person may hold two (2) or more of such offices.

      SECTION 2. Election and Term of Office. The Chairman of the Board and the Vice Chairman of the Board shall be elected by the directors from among their own number; other officers need not be directors. In addition to the powers conferred upon them by these By-Laws, all officers elected or appointed by the Board of Directors shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors by resolution.

      SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

      SECTION 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and meetings of the stockholders. He shall also perform such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 5. Vice Chairman of the Board. In the absence of the Chairman of the Board because of death or physical disability which prevents the Chairman of the Board from performing his duties, or in the event of his inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, have the powers of and be subject to all of the restrictions upon the Chairman of the Board.

      SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and shall have the general charge of and control over the business, affairs and personnel of the corporation, subject to the authority of the Board of Directors. The
Chief  Executive   Officer  may,   together  with  the  Secretary,   sign  all
certificates for shares of the capital stock of the corporation and shall perform such other duties as shall be delegated to him by the Board of Directors. Except as may be specified by the Board of Directors, the Chief Executive Officer shall have the power to enter into contracts and make commitments on behalf of the corporation and shall have the right to execute deeds, mortgages, bonds, contracts and other instruments necessary or proper to be executed in connection with the corporation's regular business and may authorize the President, and any other officer of the corporation, to sign, execute and acknowledge such documents and instruments in his place and stead.


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      SECTION  7.  President.  The  President  shall  be the  chief  operating
officer  of  the  corporation,   and  shall  report  to  the  Chief  Executive
Officer.   The  President  may,   together  with  the   Secretary,   sign  all
certificates for shares of the capital stock of the corporation and may, together with the Secretary, execute on behalf of the corporation any contract, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent, and shall perform such duties as are assigned to him by the Board of Directors or the Chief Executive Officer.

      SECTION 8.  Senior  Vice  President  and Vice  Presidents.  Each  Senior
Vice President or Vice President shall perform such duties and have such authority as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

      SECTION 9. Secretary and Assistant Secretaries. The Secretary shall have custody of the seal of the corporation and of all books, records and papers of the corporation, except such as shall be in the charge of the Treasurer or some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary shall record the proceedings of the meetings of the stockholders and of the Board of Directors in books kept by him for that purpose and may, at the direction of the Board of Directors, give any notice required by statute or by these By-Laws of all such meetings. The Secretary shall, together with the Chief Executive Officer or the President, sign certificates for shares of the capital stock of the corporation. Any Assistant Secretaries elected by the Board of Directors, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary as aforesaid. The Secretary or any Assistant Secretary may, together with the Chief Executive Officer, the President or any other authorized officer, execute on behalf of the corporation any contract which has been approved by the Board of Directors, and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President shall prescribe.

      SECTION 10. Treasurer and Assistant Treasurer. The Treasurer shall keep accounts of all moneys of the corporation received and disbursed, and shall deposit all monies and valuables of the corporation in its name and to its credit in such banks and depositories as the Board of Directors shall designate. Any Assistant Treasurers elected by the Board of Directors, in order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President shall prescribe.

      SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


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      SECTION  12.   Representation  in  Other  Companies.   Unless  otherwise
ordered  by  the  Board  of  Directors,   the  Chief  Executive  Officer,  the
President or a Vice President designated by the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


            ARTICLE IV. CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      SECTION 2.Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.


              ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS,
                             EMPLOYEES AND AGENTS


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      SECTION 1.  Indemnification  Generally.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is alleged to have violated the Employee Retirement Income Security Act of 1974, as amended, against expenses (including attorneys'
fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no
reasonable   cause  to  believe  his  or  her  conduct   was   unlawful.   The
termination   of  any  action,   suit  or  proceeding   by  judgment,   order,
settlement, conviction, or upon plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      SECTION 2. Indemnification in Actions By or In the Right Of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense and settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      SECTION 3. Success on the Merits; Indemnification Against Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article V, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


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      SECTION  4.   Determination   that   Indemnification   is  Proper.   Any
indemnification under Section 1 or Section 2 of this Article V, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances under the standard of conduct set forth in such Section 1 or Section 2 of this Article V, as the case may be. Such determination shall be made:

           (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

           (b) If such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

           (c)  By the stockholders.

      SECTION  5.  Insurance;   Indemnification  Agreements.  The  corporation
may, but shall not be required to, supplement the right of indemnification under this Article V by any lawful means, including, without limitation by reason of enumeration, (i) the purchase and maintenance of insurance on behalf of any one or more of such indemnities, whether or not the corporation would be obligated to indemnify such person under this Article V or otherwise, and (ii) individual or group indemnification agreements with any one or more of such indemnities.

      SECTION 6.  Advancement  of  Expenses.  Expenses  (including  attorneys'
fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action; suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as to such amounts.

      SECTION 7. Rights Not Exclusive.  The  indemnification  provided by this
Article V shall be not deemed exclusive of any other right to which an indemnified person may be entitled under Section 145 of the General Corporation Law of the State of Delaware (or any successor provision) or otherwise under applicable law, or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 8. Severability. To the extent that any court of competent jurisdiction shall determine that the indemnification provided under this
Article V shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow indemnification to the maximum extent permitted by law.


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      SECTION  9.  Modification.  This  Article  V  shall  be  deemed  to be a contract between the corporation and each previous, current or future director, officer, employee or agent. The provisions of this Article V shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article V shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding which is based in any material respect
from  any  alleged  action  or  failure  to  act  prior  to  such   amendment,
modification or repeal.


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